                                                                    EXHIBIT 99.1
                                                                    ------------

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
            ---------------------------------------------------------
                            FORM 10-QSB JUNE 30, 2002
                            -------------------------

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended June 30, 2002:

         Net income                                               $   2,902,000
         Add:  Depreciation                                              94,000
               Amortization                                               3,000
               Equity in loss of Local Limited Partnership               61,000

         Less: Cash to reserves                                      (3,034,000)
                                                                  -------------
         Cash Available for Distribution                          $      26,000
                                                                  =============

         Distributions allocated to General Partners              $       1,000
                                                                  =============

         Distributions allocated to Limited Partners              $      25,000
                                                                  =============

     2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended June 30, 2002:

              Entity Receiving                     Form of
                Compensation                     Compensation                           Amount
         -------------------------   -------------------------------------------   ----------------
         General Partners            Interest in Cash Available for Distribution     $      1,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)   Interest in Cash Available for Distribution     $          5



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